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Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT

        We consent to the use in this Registration Statement (No. 333-147460) on Amendment No. 1 to Form S-4 of PremierWest Bancorp of our report dated February 15, 2007 relating to our audit of the financial statements of Stockmans Financial Group and subsidiary, appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Perry-Smith LLP
Sacramento, California December 5, 2007

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  Exhibit 23.2
INDEPENDENT AUDITOR'S CONSENT